Exhibit 99.1

Cambium Networks Reports Fourth Quarter and Full Year 2021 Financial Results

•
Revenues of $78.7 million, increased 4% sequentially, and decreased 5% year-over-year
•
Enterprise Wi-Fi revenues of $25.8 million, grew 140% sequentially, and increased 136% year-over-year
•
Gross margin of 43.8%, non-GAAP(1) gross margin of 44.2%
•
Operating income of $2.9 million, non-GAAP(1) operating income of $5.8 million
•
Net income of $1.4 million or $0.05 per diluted share, non-GAAP(1) net income of $4.4 million or $0.16 per diluted share
•
Adjusted EBITDA(1) of $6.7 million or 8.6% of revenues

ROLLING MEADOWS, IL., Feb. 17, 2022 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the fourth quarter and full year 2021 ended December 31, 2021.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q4 2021	Q3 2021	Q4 2020	Q4 2021	Q3 2021	Q4 2020
Revenues	$78.7	$75.9	$82.8	$78.7	$75.9	$82.8
Gross margin	43.8%	47.4%	51.0%	44.2%	47.8%	51.2%
Operating margin	3.7%	7.7%	13.8%	7.3%	11.4%	16.0%
Adjusted EBITDA margin				8.6%	12.6%	16.8%

	GAAP		Non-GAAP (1)
(in millions, except percentages)	2021	2020	2021	2020
Revenues	$335.9	$278.5	$335.9	$278.5
Gross margin	47.9%	50.1%	48.2%	50.3%
Operating margin	10.8%	8.6%	14.1%	12.0%
Adjusted EBITDA margin			15.3%	13.4%

(1) Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the fourth quarter and full year ended December 31, 2021.

“Demand for infrastructure projects around the world are expected to accelerate during 2022 fueled by increased government funding of broadband solutions and the continuation of hybrid work and play from home. Fixed Wireless Broadband is a critically important networking fabric connecting our local communities,” said Atul Bhatnagar, president and CEO. “Our fourth quarter continued to have strong demand for Cambium products as we work through supply chain issues which we expect to substantially improve during the second half of calendar 2022.”

Bhatnagar continued, “Cambium is at the forefront of the next generation multi-gigabit fixed wireless infrastructure solutions which should benefit our financial performance during 2022 and beyond. The addition of fixed 5G technology with 28 GHz and the continued growth of 60 GHz millimeter wave solutions, combined with the opening of the 6 GHz frequency band will drive rapid adoption of new products with customers demanding higher performance at an affordable price. New premium versions of our software-as-a-service solutions will allow network operators to dramatically improve quality of service from a single-pane-of-glass in the cloud.”

Revenues of $78.7 million for the fourth quarter 2021 decreased $4.1 million year-over-year primarily as a result of lower Point-to-Multi-Point and Point-to-Point revenues due to global supply constraints offsetting record demand for enterprise Wi-Fi products. Revenues for the fourth quarter 2021 increased by $2.8 million compared to $75.9 million for the third quarter 2021, primarily due to record demand for enterprise Wi-Fi solutions and higher Point-to-Point revenues driven by increased federal business offset by lower Point-to-Multi-Point revenues due to global supply constraints negatively impacting shipments of products.

GAAP gross margin for the fourth quarter 2021 was 43.8%, compared to 51.0% for the fourth quarter 2020, and 47.4% for the third quarter 2021. GAAP operating income for the fourth quarter 2021 was $2.9 million, compared to $11.4 million for the fourth quarter 2020, and $5.8 million for the third quarter 2021. GAAP net income for the fourth quarter 2021 was $1.4 million, or net earnings of $0.05 per diluted share, compared to net income of $10.5 million, or net earnings of $0.38 per diluted share for the fourth quarter 2020, and net income of $4.6 million, or net earnings of $0.16 per diluted share for the third quarter 2021.

Non-GAAP gross margin for the fourth quarter 2021 was 44.2%, compared to 51.2% for the fourth quarter 2020, and 47.8% for the third quarter 2021. Non-GAAP operating income for the fourth quarter 2021 was $5.8 million, compared to $13.3 million for the fourth quarter 2020, and $8.7 million for the third quarter 2021. Non-GAAP net income for the fourth quarter 2021 was $4.4 million, or $0.16 per diluted share, compared to $10.7 million, or $0.38 per diluted share for the fourth quarter 2020, and $6.7 million, or $0.23 per diluted share for the third quarter 2021. For the fourth quarter 2021, adjusted EBITDA was $6.7 million or 8.6% of revenues, compared to adjusted EBITDA of $13.9 million or 16.8% of revenues for the fourth quarter 2020, and $9.6 million or 12.6% of revenues for the third quarter 2021.

For full year 2021, revenues of $335.9 million increased by $57.4 million, up 21% compared to calendar year 2020. GAAP operating income of $36.4 million for full year 2021 compared to $23.9 million during 2020. Non-GAAP operating income was $47.4 million or 14.1% of revenues for full year 2021, compared to $33.4 million or 12.0% of revenues during 2020. GAAP net income for full year 2021 was $37.4 million, or net earnings of $1.31 per diluted share, compared to GAAP net income of $18.6 million, or net earnings of $0.70 per diluted share, for calendar year 2020. For full year 2021, non-GAAP net income was $35.6 million or $1.26 per diluted share, compared to $24.1 million or $0.86 per diluted share for 2020. Adjusted EBITDA for full year 2021 was $51.2 million or 15.3% of revenues, compared to $37.4 million or 13.4% of revenues for 2020.

Cash provided by operating activities was $5.6 million for the fourth quarter 2021, compared to $15.1 million for the fourth quarter 2020, and $11.8 million for the third quarter 2021. Cash totaled $59.3 million as of December 31, 2021, $3.2 million lower than December 31, 2020, due primarily to the net debt paydown of $25.4 million, offset by higher earnings during the past year. The increase in cash balance of $0.7 million from September 30, 2021, was primarily the result of net income offset by a pre-payment of $7.0 million to a contract manufacturer for inventories.

Fourth Quarter 2021 Highlights

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Revenues of $78.7 million, increased 4% sequentially, and decreased 5% year-over-year.
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GAAP net income of $1.4 million or $0.05 per diluted share, non-GAAP net income of $4.4 million or $0.16 per diluted share.
•
Adjusted EBITDA of $6.7 million or 8.6% of revenues, compared to $13.9 million or 16.8% of revenues for the fourth quarter 2020.

•
Net cash provided by operating activities of $5.6 million, compared to $15.1 million for the fourth quarter 2020.
•
Increased new channel partners by over 2,160 year-over-year, an increase of 24%.
•
Devices under cnMaestro® Cloud management increased 42% compared to 2020.

Full Year 2021 Highlights

•
Revenues of $335.9 million increased 21% compared to 2020.
•
Point-to-Multi-Point revenues of $204.8 million increased 19% compared to 2020.
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Enterprise Wi-Fi revenues of $66.9 million grew 67% compared to 2020.
•
Point-to-Point revenues of $60.8 million improved 1% compared to 2020.
•
GAAP net income of $37.4 million or $1.31 per diluted share, non-GAAP net income $35.6 million or $1.26 per diluted share, an increase of 48% compared to 2020.
•
Adjusted EBITDA of $51.2 million or 15.3% of revenues, compared to $37.4 million or 13.4% of revenues for 2020, and represents a 37% increase for 2021.

First Quarter 2022 Financial Outlook

Taking into account our current visibility, the financial outlook as of February 17, 2022, for the first quarter ending March 31, 2022, is expected to be as follows:

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Revenues between $77.5-$81.5 million
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GAAP gross margin between 44.0%-45.5%; and non-GAAP gross margin between 44.4%-45.9%
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GAAP operating expenses between $33.0-$34.0 million; and non-GAAP operating expenses between $30.2-$31.2 million
•
GAAP operating income between $1.1-$3.1 million; and non-GAAP operating income between $4.2-$6.2 million
•
Interest expense, net of approximately $0.7 million
•
GAAP net income between $0.3-$1.9 million or between $0.01 and $0.07 per diluted share; and non-GAAP net income between $2.9-$4.4 million or between $0.10 and $0.15 per diluted share
•
Adjusted EBITDA between $5.2-$7.2 million; and adjusted EBITDA margin between 6.7%-8.8%
•
GAAP and non-GAAP effective tax rate of approximately 18.0%-20.0%
•
Approximately 28.3 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

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Paydown of debt: $0.7 million
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Cash flow interest expense: approximately $0.3 million
•
Capital expenditures: $1.6-$1.8 million

Full Year 2022 Financial Outlook

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Revenues between $355.0-$365.0 million, increasing between 5.7%-8.7%
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GAAP net income between $26.1-$30.1 million or between $0.91 and $1.05 per diluted share; and non-GAAP net income between $35.5-$39.5 million or between $1.23 and $1.36 per diluted share

•
Adjusted EBITDA margin between 14.0%-16.0%

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, February 17, 2021. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1(470) 495-9483 for international callers, referencing conference ID number 1166539. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1(855) 859-2056 in the U.S. or Canada and +1(404) 537-3406 for international callers, using the conference ID number 1166539.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, will present and hold one-on-one meetings with investors including Tuesday Mar. 8, 2022, at the JMP Securities Technology Conference; and on Tuesday Mar. 15, 2022, at the at the ROTH Capital Partners Conference. To join the live webcasts for the conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2020 Annual Report on Form

10-K filed with the Securities and Exchange Commission on March 1, 2021, and most recent Quarterly Report on Form 10-Q filed on November 10, 2021. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets; the constraint in global shipping and logistics; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets and political tensions among the U.S. and China; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenues	$78,710	$75,920	$82,805	$335,854	$278,459
Cost of revenues	44,196	39,900	40,568	175,058	139,049
Gross profit	34,514	36,020	42,237	160,796	139,410
Gross margin	43.8%	47.4%	51.0%	47.9%	50.1%
Operating expenses
Research and development	11,627	12,082	11,862	47,929	43,188
Sales and marketing	11,091	9,938	10,152	40,787	36,784
General and administrative	7,425	6,640	7,176	29,490	28,851
Depreciation and amortization	1,464	1,548	1,601	6,171	6,639
Total operating expenses	31,607	30,208	30,791	124,377	115,462
Operating income	2,907	5,812	11,446	36,419	23,948
Operating margin	3.7%	7.7%	13.8%	10.8%	8.6%
Interest expense, net	1,061	752	1,197	4,269	5,326
Other expense, net	35	88	411	244	491
Income before income taxes	1,811	4,972	9,838	31,906	18,131
Provision (benefit) for income taxes	384	355	(668)	(5,515)	(444)
Net income	$1,427	$4,617	$10,506	$37,421	$18,575

Earnings per share
Basic	$0.05	$0.17	$0.41	$1.42	$0.72
Diluted	$0.05	$0.16	$0.38	$1.31	$0.70
Weighted-average number of shares outstanding to compute earnings per share
Basic	26,655,437	26,540,843	25,775,954	26,421,087	25,707,092
Diluted	28,313,291	28,639,177	27,582,283	28,628,136	26,403,112

Share-based compensation included in costs and expenses:
Cost of revenues	$44	$39	$16	$152	$67
Research and development	851	834	413	3,044	1,599
Sales and marketing	561	540	254	1,935	980
General and administrative	677	663	48	2,586	790
Total share-based compensation expense	$2,133	$2,076	$731	$7,717	$3,436

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$59,291	$62,472
Accounts receivable, net of allowance of $683 and $919	69,773	58,114
Inventories, net	33,777	33,962
Recoverable income taxes	860	1,420
Prepaid expenses	12,170	4,143
Other current assets	4,718	5,024
Total current assets	180,589	165,135

Noncurrent assets
Property and equipment, net	10,490	7,535
Software, net	5,867	3,438
Operating lease assets	5,899	5,083
Intangible assets, net	10,777	12,895
Goodwill	9,842	9,842
Deferred tax assets, net	7,604	1,537
Other noncurrent assets	1,200	288
TOTAL ASSETS	$232,268	$205,753
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$28,241	$30,859
Accrued liabilities	21,948	20,160
Employee compensation	16,601	14,911
Current portion of long-term external debt, net	2,489	29,201
Deferred revenues	6,880	6,471
Other current liabilities	5,981	6,009
Total current liabilities	82,140	107,611
Noncurrent liabilities
Long-term external debt, net	26,965	24,957
Deferred revenues	5,363	4,448
Noncurrent operating lease liabilities	4,112	3,332
Other noncurrent liabilities	1,551	2,018
Total liabilities	120,131	142,366
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2021 and December 31, 2020; 26,735,183 outstanding at December 31, 2021 and 26,034,629 shares outstanding at December 31, 2020	3	3
Additional paid in capital	124,117	109,837
Treasury shares, at cost, 156,907 shares at December 31, 2021 and 92,146 shares at December 31, 2020	(3,906)	(1,090)
Accumulated deficit	(7,378)	(44,799)
Accumulated other comprehensive loss	(699)	(564)
Total shareholders’ equity	112,137	63,387
TOTAL LIABILITIES AND EQUITY	$232,268	$205,753

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$1,427	$4,617	$10,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of software and intangible assets	1,731	1,775	1,763
Amortization of debt issuance costs	467	86	137
Share-based compensation	2,133	2,076	731
Deferred income taxes	359	(805)	(388)
Provision for inventory excess and obsolescence	695	85	(37)
Other	(31)	(159)	(31)
Change in assets and liabilities:
Receivables	1,315	10,092	(4,766)
Inventories	(5,683)	(481)	(4,871)
Prepaid expenses	(6,931)	(1,504)	(100)
Accounts payable	4,400	(5,628)	5,922
Accrued employee compensation	3,671	1,652	5,803
Other assets and liabilities	2,012	13	413
Net cash provided by operating activities	5,565	11,819	15,082
Cash flows from investing activities:
Purchase of property and equipment	(2,062)	(2,233)	(975)
Purchase of software	(1,316)	(992)	(738)
Net cash used in investing activities	(3,378)	(3,225)	(1,713)
Cash flows from financing activities:
Proceeds from issuance of term loan	29,812	—	—
Repayment of term loan	(30,678)	(2,500)	(2,500)
Payment of debt issuance costs	(1,220)	—	—
Issuance of ordinary shares	923	—	—
Taxes paid related to net share settlement of equity awards	(562)	(69)	(27)
Proceeds from share option exercises	266	1,196	1,465
Payments to extinguish debt	(42)	—	—
Net cash used in financing activities	(1,501)	(1,373)	(1,062)
Effect of exchange rate on cash	9	(22)	45
Net increase in cash	695	7,199	12,352
Cash, beginning of period	58,596	51,397	50,120
Cash, end of period	$59,291	$58,596	$62,472

Supplemental disclosure of cash flow information:
Income taxes paid	$206	$194	$606
Interest paid	$234	$424	$860

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Point-to-Multi-Point	$37,017	$50,144	$53,828	$204,756	$172,601
Point-to-Point	15,329	13,890	16,756	60,761	60,435
Wi-Fi	25,779	10,734	10,920	66,933	39,990
Other	585	1,152	1,301	3,404	5,433
Total Revenues	$78,710	$75,920	$82,805	$335,854	$278,459

REVENUES BY REGION
	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
North America	$33,386	$36,564	$45,183	$173,491	$147,328
Europe, Middle East and Africa	26,035	23,414	21,509	93,082	80,927
Caribbean and Latin America	10,314	7,993	10,397	40,974	29,418
Asia Pacific	8,975	7,949	5,716	28,307	20,786
Total Revenues	$78,710	$75,920	$82,805	$335,854	$278,459

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time acquisition costs, and (viii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Nonrecurring legal expenses include settlements of existing or threatened litigation. Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in June 2021 of 2,000,000 ordinary shares held by Vector Capital and during December 2020 of 2,500,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred and impacts from the company's income tax valuation allowance initially recognized in the quarter ended June 30, 2019, and as reversed in the quarter ended March 31, 2021. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect to earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$1,427	$4,617	$10,506	$37,421	$18,575
Interest expense, net	1,061	752	1,197	4,269	5,326
Provision for income taxes	384	355	(668)	(5,515)	(444)
Depreciation and amortization of software and intangible assets	1,731	1,775	1,763	6,977	7,268
EBITDA	4,603	7,499	12,798	43,152	30,725
Share-based compensation	2,133	2,076	731	7,717	3,436
Secondary offering expenses	—	—	381	376	381
Nonrecurring legal expenses	—	—	—	—	1,625
Xirrus one-time acquisition charges	—	—	—	—	30
Restructuring expense	—	—	—	—	1,180
Adjusted EBITDA	$6,736	$9,575	$13,910	$51,245	$37,377

Adjusted EBITDA Margin	8.6%	12.6%	16.8%	15.3%	13.4%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP gross profit	$34,514	$36,020	$42,237	$160,796	$139,410
Share-based compensation expense	44	39	16	152	67
Amortization of capitalized software costs	267	227	163	806	629
Non-GAAP gross profit	$34,825	$36,286	$42,416	$161,754	$140,106
Non-GAAP gross margin	44.2%	47.8%	51.2%	48.2%	50.3%

GAAP research and development expense	$11,627	$12,082	$11,862	$47,929	$43,188
Share-based compensation expense	851	834	413	3,044	1,599
Restructuring expense	—	—	—	—	653
Non-GAAP research and development expense	$10,776	$11,248	$11,449	$44,885	$40,936

GAAP sales and marketing expense	$11,091	$9,938	$10,152	$40,787	$36,784
Share-based compensation expense	561	540	254	1,935	980
Restructuring expense	—	—	—	—	504
Non-GAAP sales and marketing expense	$10,530	$9,398	$9,898	$38,852	$35,300

GAAP general and administrative expense	$7,425	$6,640	$7,176	$29,490	$28,851
Share-based compensation expense	677	663	48	2,586	790
Secondary offering expenses	—	—	381	376	381
Nonrecurring legal expenses	—	—	—	—	1,625
Xirrus one-time acquisition charges	—	—	—	—	30
Restructuring expense	—	—	—	—	23
Non-GAAP general and administrative expense	$6,748	$5,977	$6,747	$26,528	$26,002

GAAP depreciation and amortization	$1,464	$1,548	$1,601	$6,171	$6,639
Amortization of acquired intangibles	464	551	552	2,118	2,205
Non-GAAP depreciation and amortization	$1,000	$997	$1,049	$4,053	$4,434

GAAP operating income	$2,907	$5,812	$11,446	$36,419	$23,948
Share-based compensation expense	2,133	2,076	731	7,717	3,436
Secondary offering expenses	—	—	381	376	381
Nonrecurring legal expenses	—	—	—	—	1,625
Amortization of capitalized software costs	267	227	163	806	629
Amortization of acquired intangibles	464	551	552	2,118	2,205
Xirrus one-time acquisition charges	—	—	—	—	30
Restructuring expense	—	—	—	—	1,180
Non-GAAP operating income	$5,771	$8,666	$13,273	$47,436	$33,434

GAAP pre-tax income	$1,811	$4,972	$9,838	$31,906	$18,131
Share-based compensation expense	2,133	2,076	731	7,717	3,436
Secondary offering expenses	—	—	381	376	381
Nonrecurring legal expenses	—	—	—	—	1,625
Amortization of capitalized software costs	267	227	163	806	629
Amortization of acquired intangibles	464	551	552	2,118	2,205
Xirrus one-time acquisition charges	—	—	—	—	30
Write-off of debt issuance costs and extinguishment fees upon payment of debt	426	—	—	764	—
Restructuring expense	—	—	—	—	1,180
Non-GAAP pre-tax income	$5,101	$7,826	$11,665	$43,687	$27,617

GAAP provision (benefit) for income taxes	$384	$355	$(668)	$(5,515)	$(444)
Valuation allowance impacts	(86)	—	(352)	(7,902)	(1,226)
Tax rate change	—	—	(925)	—	(925)
Tax impacts of share vesting	464	(519)	—	(3,444)	3
Tax effect of Non-GAAP adjustments	(658)	(571)	(365)	(2,356)	(1,897)
All other discrete items	(61)	280	—	139	61
Non-GAAP provision for income taxes	$725	$1,165	$974	$8,048	$3,540
Non-GAAP ETR	14.2%	14.9%	8.4%	18.4%	12.8%

GAAP net income	$1,427	$4,617	$10,506	$37,421	$18,575
Share-based compensation expense	2,133	2,076	731	7,717	3,436
Secondary offering expenses	—	—	381	376	381
Nonrecurring legal expenses	—	—	—	—	1,625
Amortization of capitalized software costs	267	227	163	806	629
Amortization of acquired intangibles	464	551	552	2,118	2,205
Xirrus one-time acquisition charges	—	—	—	—	30
Write-off of debt issuance costs and extinguishment fees upon payment of debt	426	—	—	764	—
Restructuring expense	—	—	—	—	1,180
Non-GAAP adjustments to tax	317	(239)	(1,277)	(11,207)	(2,087)
Tax effect of Non-GAAP adjustments	(658)	(571)	(365)	(2,356)	(1,897)
Non-GAAP net income	$4,376	$6,661	$10,691	$35,639	$24,077
Non-GAAP fully weighted basic shares	26,735	26,639	26,035	26,735	26,035
Non-GAAP fully weighted diluted shares	28,214	28,636	27,934	28,312	27,934
Non-GAAP net income per Non-GAAP basic share	$0.16	$0.25	$0.41	$1.33	$0.92
Non-GAAP net income per Non-GAAP diluted share	$0.16	$0.23	$0.38	$1.26	$0.86

###

Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com